EXHIBIT 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		Jim Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP and Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MARKWEST HYDROCARBON DECLARES A QUARTERLY
CASH DIVIDEND OF $0.075 PER SHARE

DENVER—January 21, 2005 — MarkWest Hydrocarbon, Inc. (AMEX: MWP), today announced that on January 21, 2005 its Board of Directors declared a quarterly cash dividend of $.075 per share of its common stock for an implied annual rate of $0.30 per share.  MarkWest’s Board has declared that the dividend is to be paid on February 21, 2005, to the stockholders of record as of the close of business on February 9, 2005.  The ex-dividend date is February 7, 2005.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for the current year, as filed with the SEC.